As filed with the Securities and Exchange Commission on  June  29, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	76-0526032 (I. R. S. Employer Identification No.)
 10111 Richmond Avenue, Suite 340
Houston, Texas 77042
(Address of principal executive offices)

GULFMARK OFFSHORE, INC.
1997 INCENTIVE EQUITY PLAN
(Full title of the plan)

Edward A. Guthrie, Jr.
Executive Vice President, Finance
GulfMark Offshore, Inc.
10111 Richmond Avenue, Ste 340
Houston, Texas 77042
(713) 963-9522
(Name, address and telephone number of agent for service)

Copies to:

Strasburger & Price, L.L.P.
1401 McKinney St., Ste 2200
Houston, Texas 77010
(713) 951-5600
Attn: W. Garney Griggs, Esq.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $.01 par value	1,300,000 shares	$51.835	$67,385,500	$2,068.74

(1)
The maximum aggregate number of shares of common stock that can be awarded to or purchased by participants under the share incentive plan described herein is 2,000,000 shares, of which 700,000 shares have previously been registered on Form S-8, Registration Statement No. 333-57294 as adjusted for a 2 for 1 stock split effected as a 100% stock dividend. We are registering an additional 1,300,000 shares of common stock that can be awarded to or purchased by participants under the share incentive plan described herein pursuant to shareholder approved amendments to the plan. Pursuant to Rule 416, this registration statement shall be deemed to cover any additional securities offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for our common stock on the NASDAQ Global Select Market on June 26, 2007.

(3)
Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein relates also to Form S-8, Registration Statement No. 333-57294 as amended by Post-Effective Amendment No. 1.  The registration fee amount is calculated based only upon the additional shares of common stock registered on this registration statement. The registration fee for shares of common stock registered on Form S-8, Registration Statement No. 333-57294 has already been paid.

Explanatory Note

On March 20, 2001, we filed with the Securities and Exchange Commission (SEC) a Form S-8, Registration Statement No. 333-57294, pertaining to our GulfMark Offshore, Inc. 1997 Equity Incentive Plan (as then amended by Amendment No. 1, the “1997 Plan”). On May 25, 2007, we filed Post-Effective Amendment No. 1 to our Registration Statement No. 333-57294 on Form S-8 in which we incorporated shareholder approved Amendment No. 2 and Amendment No. 3 to the 1997 Plan. This Form S-8 is being filed to effectuate the shareholder approved increase of the number of shares reserved for issuance under the 1997 Plan to an aggregate total of 2,000,000 shares, subject to adjustment.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-57294 and Post-Effective Amendment No. 1 thereto are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items required by Form S-8 which contain new information not previously contained in the Registration Statement No. 333-57294 and Post-Effective Amendment No. 1 thereto are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

We incorporate herein by reference the following documents filed with the Securities and Exchange Commission, or SEC, pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act and applicable SEC rules and regulations):

(a)	Description of our common stock, par value $0.01 per share, contained in our registration statement on Form 8-A, filed April 29, 1997;

(b)	Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2006, filed March 1, 2007;

(c)	Quarterly report on Form 10-Q, for the quarter ended March 31, 2007, filed May 1, 2007;

(d)
Current reports on Form 8-K, filed January 29, 2007, January 30, 2007, February 26, 2007, March 22, 2007, March 22, 2007, March 23, 2007, April 24, 2007, April 25, 2007, April 30, 2007, May 4, 2007, May 11, 2007, May 29, 2007 and June 21, 2007 and on Form 8-K/A filed March 22, 2007; and

(e)
All documents subsequently filed by with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

Statement in subsequently filed incorporated documents or in any accompanying prospectus supplement will modify and supersede the statement contained in this registration statement and become a part hereof from the date of the filing of those documents.

Item 8.                      Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation, dated December 4, 1996 (incorporated by reference to Exhibit 3.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.2	Certificate of Amendment of Certificate of Incorporation, dated March 6, 1997 (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.3	Certificate of Amendment of Certificate of Incorporation, dated May 24, 2002 (incorporated by reference to Exhibit 3.3 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.4	Bylaws, dated December 5, 1996 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Registration No. 333-24141 filed on March 28, 1997).

4.5
Specimen Certificate for GulfMark Offshore, Inc. Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1, Registration No. 333-31139 filed on July 11, 1997.

4.6
Indenture, dated July 21, 2004, among GulfMark Offshore, Inc., as Issuer, and U.S. Bank National Association, as Trustee, including a form of the Company’s 7.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.4 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004).

4.7
Registration Rights Agreement, dated July 21, 2004, among GulfMark Offshore, Inc. and the initial purchasers (incorporated by reference to Exhibit 4.5 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004).

4.8.1	GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 10.16 of our annual report on Form 10-K for the year ended December 31, 1998).

4.8.2
Amendment No. 1 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.4.2 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on March 20, 2001).

4.8.3
Amendment No. 2 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.8.3 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on May 25, 2007).

4.8.4
Amendment No. 3 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.8.4 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on May 25, 2007).

*5.1	Opinion of Strasburger & Price, L.L.P.

*23.1	Consent of UHY LLP.

*23.2	Consent of Ernst & Young, LLP.

*23.3	Consent of Strasburger & Price, L.L.P. (contained in opinion filed as Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this registration statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GulfMark certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 29, 2007.

GulfMark Offshore, Inc.

By:	/s/ Edward A. Guthrie
Executive Vice President, Finance (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce A. Streeter and Edward A. Guthrie, Jr., and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Bruce A. Streeter	President, Chief Operating Officer and Director (Principal Executive Officer)	June 29, 2007
Bruce A. Streeter

/s/ Edward A. Guthrie, Jr.	Executive Vice President-Finance, Chief Financial Officer, and Secretary (Principal Financial Officer)	June 29, 2007
Edward A. Guthrie, Jr.

/s/ Carla Mashinski	Vice President – Accounting, Chief Accounting Officer and Assistant Secretary (Principal Accounting Officer)	June 29, 2007
Carla Mashinski

/s/ Peter I. Bijur	Director	June 29, 2007
Peter I. Bijur

/s/ David J. Butters	Director	June 29, 2007
David J. Butters

/s/ Marshall A. Crowe	Director	June 29, 2007
Marshall A. Crowe

/s/ Louis S. Gimbel, 3rd	Director	June 29, 2007
Louis S. Gimbel, 3rd

/s/ Sheldon S. Gordon	Director	June 29, 2007
Sheldon S. Gordon

/s/ Robert B. Millard	Director	June 29, 2007
Robert B. Millard

/s/ Robert O’Connell	Director	June 29, 2007
Robert O’Connell

/s/ Rex C. Ross	Director	June 29, 2007
Rex C. Ross

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Certificate of Incorporation, dated December 4, 1996 (incorporated by reference to Exhibit 3.1 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.2	Certificate of Amendment of Certificate of Incorporation, dated March 6, 1997 (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.3	Certificate of Amendment of Certificate of Incorporation, dated May 24, 2002 (incorporated by reference to Exhibit 3.3 to our quarterly report on Form 10-Q for the quarter ended September 30, 2002).

4.4	Bylaws, dated December 5, 1996 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, Registration No. 333-24141 filed on March 28, 1997).

4.5
Specimen Certificate for GulfMark Offshore, Inc. Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1, Registration No. 333-31139 filed on July 11, 1997.

4.6
Indenture, dated July 21, 2004, among GulfMark Offshore, Inc., as Issuer, and U.S. Bank National Association, as Trustee, including a form of the Company’s 7.75% Senior Notes due 2014 (incorporated by reference to Exhibit 4.4 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004).

4.7
Registration Rights Agreement, dated July 21, 2004, among GulfMark Offshore, Inc. and the initial purchasers (incorporated by reference to Exhibit 4.5 to our quarterly report on Form 10-Q for the quarter ended September 30, 2004).

4.8.1	GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 10.16 of our annual report on Form 10-K for the year ended December 31, 1998).

4.8.2
Amendment No. 1 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.4.2 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on March 20, 2001).

4.8.3
Amendment No. 2 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.8.3 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on May 25, 2007).

4.8.4
Amendment No. 3 to the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (incorporated by reference to Exhibit 4.8.4 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-8, Registration No. 333-57294 filed on May 25, 2007).

*5.1	Opinion of Strasburger & Price, L.L.P.

*23.1	Consent of UHY LLP.

*23.2	Consent of Ernst & Young, LLP.

*23.3	Consent of Strasburger & Price, L.L.P. (contained in opinion filed as Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this registration statement).

*Filed herewith